Exhibit 10.48

LOCK-UP AGREEMENT

November 8, 2024

VSee Health, Inc.

980 N Federal Hwy, Suite 304

Boca Raton, FL 33432

Ladies and Gentlemen:

Reference is made to the Convertible Note Purchase Agreement (the “Purchase Agreement”) by and between VSee Health, Inc. (f.k.a. Digital Health Acquisition Corp.) (the “Company”) and Quantum Assets SPV, LLC (“Quantum”) on November 21, 2023 and the Registration Rights Agreement (the “RRA”) by and between the same parties on June 25, 2024. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement and RRA, respectively.

WHEREAS, the Company is in the process of filing a registration statement (the “Registration Statement”) to register the Registrable Securities pursuant to the RRA.

WHEREAS, the filing of the Registration Statement requires consents from [                ] and its subsidiary [               ] (hereafter collectively referred as “[                ]”)

NOW THEREFORE, the undersigned irrevocably agrees with the Company that, from the date hereof and for a period of sixty (60) calendar days hereafter the effectiveness of the Registration Statement (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge, transfer or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)) , or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company, beneficially owned, held or hereafter acquired by the undersigned (the “Lock-Up Securities”).

Notwithstanding the aforementioned Restriction Period, such restriction shall no longer be in existence or enforceable against the Lock-Up Securities, should the daily trading volume of the Common Stock of the Company exceed 2.5 million (2,500,000) shares traded and the closing stock price of the Common Stock exceeds $3.00 per share. [                  ] may also consent and allow the undersigned of an early release from the Restriction Period if, in its sole and absolute discretion, the market for the Company’s Common Stock would not be adversely impacted by sales of the Lock-Up Securities and in cases of financial emergency.

This agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, [                 ] and the undersigned. This agreement shall be construed and enforced in accordance with the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware). The undersigned hereby irrevocably submits to the exclusive jurisdiction of the state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The parties on the signature page hereto hereby waive any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

[ SIGNATURE PAGE FOLLOWS ]

The undersigned has read and agrees to be bound by the terms of this Lock-Up Agreement as of the date first written above:

QUANTUM ASSETS SPV LLC

		By:	/s/
Name: [ ]
Title: Managing Member

Acknowledged and Agreed
As of the date first written above:

VSEE HEALTH, INC.,

By:	/s/ Imoigele Aisiku
Name:	Imoigele Aisiku
Title:	Co-Chief Executive Officer

[INVESTOR]

By:	/s/
Name:
Title:	Managing Member

[Signature Page to Quantum Lock-Up Agreement]